Exhibit 23.1


Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement Form S-1 (No. 333-145903) of Startech Environmental Corporation of our report dated December 15, 2004, included in the October 31, 2004 Annual Report to the Shareholders of Startech Environmental Corporation.



                                          /s/ Kostin Ruffkess & Company, LLC
                                          ----------------------------------
                                          Kostin Ruffkess & Company, LLC

                                          Farmington, Connecticut
                                          October 31, 2007